Exhibit 99.1

Herbalife Reports Second Quarter 2023 Results

LOS ANGELES--(BUSINESS WIRE)--August 2, 2023--Herbalife Ltd. (NYSE: HLF) today reported financial results for the second quarter ended June 30, 2023:

“We are building strong momentum and our trends are improving. While we still have work to do, I remain confident we are on the path to return to growth in fourth quarter 2023,” said Michael Johnson, Chairman and CEO of Herbalife.

Highlights

  Second quarter 2023 net sales of $1.3 billion, down 5.7% compared to second quarter 2022; on a constant currency basis1, net sales declined 4.2% compared to the prior year period
  Year-over-year reported net sales trends improved for two sequential quarters
  Second quarter 2023 reported net income of $59.9 million and adjusted EBITDA2 of $169.6 million
  Second quarter 2023 reported diluted EPS of $0.60 and adjusted diluted EPS2 of $0.74
  Annual cost savings of at least $90 million now expected related to Company’s Transformation Program, with more than $45 million anticipated to be realized in 2023
  Recognized pre-tax expenses of approximately $10 million in second quarter related to Company’s Transformation Program
  Herbalife One digital technology platform development continues to progress and remains on track

________________
1 Growth/decline in net sales excluding the effects of foreign exchange is based on “net sales in local currency,” a non-GAAP financial measure. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for the effects of foreign exchange is useful.
2 Adjusted EBITDA and adjusted diluted EPS are non-GAAP measures. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable GAAP measure, and a discussion of why we believe these non-GAAP measures are useful.

Management Commentary

Herbalife reported second quarter 2023 net sales of $1.3 billion, down 5.7% year-over-year, marking the second consecutive quarter of improved year-over-year net sales trends. On a constant currency basis1, net sales declined 4.2% year-over-year.

Second quarter gross profit margin improved to 77.0% from 76.2% in first quarter 2023. On a year-over-year basis, gross margin benefited by approximately 300 basis points of pricing, while input cost inflation and foreign currency remained a headwind of approximately 180 basis points and 90 basis points, respectively. Second quarter net income was $59.9 million. Adjusted EBITDA2 of $169.6 million includes approximately $17 million of foreign currency headwinds year-over-year, with adjusted EBITDA margin of 12.9%. Diluted EPS was $0.60, with adjusted diluted EPS2 of $0.74, which includes a $0.12 year-over-year foreign currency headwind.

During the second quarter, approximately 75,000 distributors from around the world attended Extravaganza training events in Singapore, China, Peru and India. Distributor engagement remains strong with record attendance levels in India. The Extravaganzas marked the return of in person events in these regions for the first time since 2019, bringing renewed energy to attending distributors.

At the end of July, the Company held its North America Extravaganza in San Antonio, Texas, where it launched for the U.S. market its first-ever vegan product line, Herbalife V. The line includes five plant-based products, all of which are third-party certified Vegan, Organic, Kosher, and non-GMO Project Verified.

The development of Herbalife One, the Company’s new, fully integrated, modernized digital technology platform, continues to progress and remains on track. The platform is expected to streamline the Company’s business, accelerate data utilization, reduce costs and simplify transactions for its distributors and their customers. The Company will begin launching its new modernized website in late third quarter 2023, starting with Singapore, where it will test, refine and optimize the content and functionality as necessary prior to expanding to approximately 40 additional markets that represent approximately 80% of the Company’s sales by the end of the year. In fourth quarter 2023, the Company plans to launch its new distributor e-commerce platform in the UK and Spain, with the majority of the remaining markets expected to launch in 2024. Total planned investments for Herbalife One is approximately $400 million through 2025.

For the six months ended June 30, 2023, capital expenditures, including the digital technology platform, were approximately $69 million. We expect to incur total capital expenditures of approximately $150 million to $200 million for the full year of 2023.

“This is a pivotal time for Herbalife. Our trends are improving, we are delivering on our product innovation commitments and our distributors are more energized and engaged in our business than I’ve ever seen,” said Chairman and CEO, Michael Johnson. “We expect this high-level of engagement and strong momentum to continue, driving our return to growth by the end of 2023.”

The Company continues to make progress implementing its Transformation Program, which was initiated in 2021 to strategically optimize global business processes. During the quarter, the Company recognized pre-tax expenses of approximately $10 million in SG&A related to the program, which are excluded from the adjusted results. Based on the Company’s actions to date, it now expects to deliver total program run rate savings of at least $90 million (up from more than $70 million) in 2024 and beyond, with more than $45 million of these savings anticipated to be realized in 2023 (up from approximately $35 million). The Company expects to incur total program pre-tax expenses of at least $75 million (up from at least $60M).

“The second quarter marks our second consecutive quarter of improved year-over-year net sales trends,” said Chief Financial Officer, Alex Amezquita. “Our Transformation Program has exceeded our initial expectations and the higher cost savings are positioning us to improve future profitability.”

In a separate announcement today, the Company announced Stephan Paulo Gratziani, an independent Herbalife distributor for over 32 years and a member of the Company’s Founder’s Circle, has been appointed Chief Strategy Officer effective August 4, 2023. Mr. Gratziani will report to Michael Johnson.

Additionally, John DeSimone will transition from his position as Chief Strategic Officer to Special Advisor to the Company.

Second Quarter 2023 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 2Q ’23 (mil)	Growth/Decline including FX vs. 2Q ’22	Growth/Decline excluding FX vs. 2Q ’22 [1]
Asia Pacific	$425.8	(5.5%)	(1.3%)
North America	303.6	(11.6%)	(11.5%)
EMEA	289.6	0.2%	2.2%
Latin America(a)	207.0	0.6%	(4.4%)
China	88.0	(15.1%)	(10.0%)
Worldwide Total	$1,314.0	(5.7%)	(4.2%)

Regional Volume Point Metrics

	Volume Points
Region	2Q '23 (mil)	YoY % Chg.
Asia Pacific	530.5	(8.5%)
North America	313.4	(21.1%)
EMEA	331.2	(6.7%)
Latin America(a)	258.5	(16.9%)
China	62.6	(10.3%)
Worldwide Total	1,496.2	(12.6%)

(a) During the third quarter of 2022, the Company combined its Mexico and South and Central America regions into one geographic region now named Latin America. Historical information has been reclassified to conform with the current period geographic presentation.

Earnings Conference Call

Herbalife senior management will host a live audio webcast and conference call to discuss its recent financial results and provide an update on current business trends on Wednesday, August 2, 2023, at 2:30 p.m. PT (5:30 p.m. ET).

The live audio webcast will be available at edge.media-server.com/mmc/p/hxvi5qqq. Participants joining via the conference call will need to register to receive dial-in information to the call, and may do so by visiting the Investor Relations section of the Company’s website at https://ir.herbalife.com/news-events/ir-calendar/detail/10611/q2-2023-herbalife-nutrition-ltd-earnings-conference-call. Senior management also plans to reference slides during the call, which will also be available on the Investor Relations section of the Company’s website.

A replay of the event will be available following the completion of the live audio webcast and conference call under the Investor Relations section of the Company's website at https://ir.herbalife.com.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company and community that has been changing people's lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle in order to live their best life.

For more information, visit https://ir.herbalife.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

  the potential impacts of current global economic conditions, including inflation, on us; our Members, customers, and supply chain; and the world economy;
  our ability to attract and retain Members;
  our relationship with, and our ability to influence the actions of, our Members;
  our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;
  adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance, or ESG, matters;
  the competitive nature of our business and industry;
  legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;
  the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and in China;
  our ability to execute our growth and other strategic initiatives, including implementation of our Transformation Program and increased penetration of our existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the war in Ukraine, cybersecurity incidents, pandemics such as the COVID-19 pandemic, and/or other acts by third parties;
  our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;
  our reliance on our information technology infrastructure;
  noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;
  contractual limitations on our ability to expand or change our direct-selling business model;
  the sufficiency of our trademarks and other intellectual property;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team;
  restrictions imposed by covenants in the agreements governing our indebtedness;
  risks related to our convertible notes;
  changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;
  our incorporation under the laws of the Cayman Islands; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the Securities and Exchange Commission on August 2, 2023, including under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in our Condensed Consolidated Financial Statements and the related Notes, and in Part I, Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on February 14, 2023. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022
	(unaudited)
North America	$303.6	$343.5	$600.8	$669.7
EMEA	289.6	289.0	557.7	584.0
Asia Pacific	425.8	450.7	839.4	858.4
Latin America	207.0	205.8	412.5	407.1
China	88.0	103.7	155.7	209.3
Worldwide Net sales	1,314.0	1,392.7	2,566.1	2,728.5
Cost of sales	301.6	315.8	600.2	622.9
Gross profit	1,012.4	1,076.9	1,965.9	2,105.6
Royalty overrides	429.7	452.9	845.7	886.7
Selling, general, and administrative expenses	460.5	470.0	936.4	924.9
Other operating income (1)	(1.2)	(1.8)	(10.1)	(14.9)
Operating income	123.4	155.8	193.9	308.9
Interest expense, net	38.4	31.7	77.8	61.4
Income before income taxes	85.0	124.1	116.1	247.5
Income taxes	25.1	37.6	26.9	62.8
Net income	$59.9	$86.5	$89.2	$184.7

Weighted-average shares outstanding:
Basic	99.1	98.2	98.8	99.1
Diluted	99.5	98.7	99.8	100.2

Earnings per share:
Basic	$0.60	$0.88	$0.90	$1.86
Diluted	$0.60	$0.88	$0.89	$1.84

(1) Other operating income for the three and six months ended June 30, 2023 and June 30, 2022 relates to certain China government grant income.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	Jun 30, 2023	Dec 31, 2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$526.6	$508.0
Receivables, net	86.3	70.6
Inventories	525.1	580.7
Prepaid expenses and other current assets	233.4	196.8
Total Current Assets	1,371.4	1,356.1

Property, plant and equipment, net	485.8	486.3
Operating lease right-of-use assets	200.5	207.1
Marketing-related intangibles and other intangible assets, net	314.8	315.7
Goodwill	94.4	93.2
Other assets	303.7	273.6
Total Assets	$2,770.6	$2,732.0

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$88.6	$89.8
Royalty overrides	328.0	343.3
Current portion of long-term debt	295.8	29.5
Other current liabilities	528.4	514.0
Total Current Liabilities	1,240.8	976.6

Non-current liabilities:
Long-term debt, net of current portion	2,326.5	2,662.5
Non-current operating lease liabilities	184.1	192.4
Other non-current liabilities	169.6	166.4
Total Liabilities	3,921.0	3,997.9

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	202.8	188.7
Accumulated other comprehensive loss	(238.0)	(250.2)
Accumulated deficit	(1,115.3)	(1,204.5)
Total Shareholders' Deficit	(1,150.4)	(1,265.9)

Total Liabilities and Shareholders' Deficit	$2,770.6	$2,732.0

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	6/30/2023	6/30/2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$89.2	$184.7
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	56.7	58.6
Share-based compensation expenses	22.0	26.1
Non-cash interest expense	3.6	3.3
Deferred income taxes	(8.4)	7.6
Inventory write-downs	16.9	16.6
Foreign exchange transaction loss (gain)	1.0	(0.7)
Other	3.4	(8.7)
Changes in operating assets and liabilities:
Receivables	(16.6)	(19.3)
Inventories	50.7	(15.3)
Prepaid expenses and other current assets	(17.5)	(23.0)
Accounts payable	(0.8)	10.2
Royalty overrides	(21.3)	(9.5)
Other current liabilities	15.3	(13.4)
Other	(12.4)	12.1
NET CASH PROVIDED BY OPERATING ACTIVITIES	181.8	229.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(68.6)	(75.9)
Other	0.1	0.1
NET CASH USED IN INVESTING ACTIVITIES	(68.5)	(75.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility	71.0	159.0
Principal payments on senior secured credit facility and other debt	(146.7)	(173.7)
Debt issuance costs	(1.8)	-
Share repurchases	(9.4)	(146.5)
Other	1.6	2.2
NET CASH USED IN FINANCING ACTIVITIES	(85.3)	(159.0)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	3.0	(15.0)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	31.0	(20.5)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	516.3	610.4
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$547.3	$589.9

Year to Date 2023 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales YTD ’23 (mil)	Growth/Decline including FX vs. YTD ’22	Growth/Decline excluding FX vs. YTD ’22 [1]
Asia Pacific	$ 839.4	(2.2%)	3.3%
North America	600.8	(10.3%)	(10.1%)
EMEA	557.7	(4.5%)	(0.3%)
Latin America(a)	412.5	1.3%	(2.2%)
China	155.7	(25.6%)	(20.4%)
Worldwide Total	$ 2,566.1	(6.0%)	(3.4%)

Regional Volume Point Metrics

	Volume Points
Region	YTD '23 (mil)	YoY % Chg.
Asia Pacific	1,035.7	(5.7%)
North America	627.9	(21.5%)
EMEA	645.5	(13.5%)
Latin America(a)	529.9	(16.0%)
China	111.2	(18.7%)
Worldwide Total	2,950.2	(13.5%)

(a) During the third quarter of 2022, the Company combined its Mexico and South and Central America regions into one geographic region now named Latin America. Historical information has been reclassified to conform with the current period geographic presentation.

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA

In addition to its reported results calculated in accordance with GAAP, the Company has included in this release adjusted net income, adjusted diluted EPS and adjusted EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Adjusted net income, adjusted diluted EPS and adjusted EBITDA exclude the impact of certain unusual or non-recurring items such as net expenses related to COVID-19 pandemic, expenses related to Transformation Program, expenses related to digital technology program and charges related to the Russia-Ukraine conflict, as further detailed in the reconciliations below. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition and calculation as set forth in the tables below of adjusted net income, adjusted diluted EPS and adjusted EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

Currency Fluctuation

Our international operations have provided and will continue to provide a significant portion of our total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, we also compare the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of our foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. We believe presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of our foreign operations from period to period. However, net sales in local currency should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

The following is a reconciliation of net income to adjusted net income:

	Three Months Ended		Six Months Ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022
	(in millions)

Net income	$59.9	$86.5	$89.2	$184.7
Net expenses related to COVID-19 pandemic (1) (2)	-	1.6	-	3.3
Expenses related to Transformation Program (1) (2)	10.1	3.2	37.4	4.8
Digital technology program costs (1) (2)	7.0	-	10.5	-
Russia-Ukraine conflict charges (1) (2)	-	5.4	-	5.4
Income tax adjustments for above items (1) (2)	(3.0)	(1.9)	(9.2)	(2.4)
Adjusted net income	$74.0	$94.8	$127.9	$195.8

The following is a reconciliation of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended		Six Months Ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022
	(per share)

Diluted earnings per share	$0.60	$0.88	$0.89	$1.84
Net expenses related to COVID-19 pandemic (1) (2)	-	0.02	-	0.03
Expenses related to Transformation Program (1) (2)	0.10	0.03	0.37	0.05
Digital technology program costs (1) (2)	0.07	-	0.11	-
Russia-Ukraine conflict charges (1) (2)	-	0.05	-	0.05
Income tax adjustments for above items (1) (2)	(0.03)	(0.02)	(0.09)	(0.02)
Adjusted diluted earnings per share (3)	$0.74	$0.96	$1.28	$1.96

The following is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended		Six Months Ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022
	(in millions)

Net income	$59.9	$86.5	$89.2	$184.7
Interest expense, net	38.4	31.7	77.8	61.4
Income taxes	25.1	37.6	26.9	62.8
Depreciation and amortization	29.1	29.4	56.7	58.6
EBITDA	$152.5	$185.2	$250.6	$367.5
Net expenses related to COVID-19 pandemic (1) (2)	-	1.6	-	3.3
Expenses related to Transformation Program (1) (2)	10.1	3.2	37.4	4.8
Digital technology program costs (1) (2)	7.0	-	10.5	-
Russia-Ukraine conflict charges (1) (2)	-	5.4	-	5.4
Adjusted EBITDA	$169.6	$195.4	$298.5	$381.0

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

(2) Excludes tax (benefit)/expense as follows:
	Three Months Ended		Six Months Ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022
	(in millions)

Net expenses related to COVID-19 pandemic	$-	$(0.4)	$-	$(0.7)
Expenses related to Transformation Program	(2.5)	(0.3)	(8.5)	(0.5)
Digital technology program costs	(0.5)	-	(0.7)	-
Russia-Ukraine conflict charges	-	(1.2)	-	(1.2)
Total income tax adjustments	$(3.0)	$(1.9)	$(9.2)	$(2.4)

	Three Months Ended		Six Months Ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022
	(per share)

Net expenses related to COVID-19 pandemic	$-	$-	$-	$(0.01)
Expenses related to Transformation Program	(0.02)	-	(0.09)	-
Digital technology program costs	(0.01)	-	(0.01)	-
Russia-Ukraine conflict charges	-	(0.01)	-	(0.01)
Total income tax adjustments (3)	$(0.03)	$(0.02)	$(0.09)	$(0.02)

(3) Amounts may not total due to rounding.

Contacts

Media Contact:
Gary Kishner
Senior Director, Public Relations
213.745.0456

Investor Contact:
Erin Banyas
Vice President, Head of Investor Relations
213.745.0433